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                                   EXHIBIT 21

                                  Subsidiaries


                                                     Jurisdiction
                                                          of
Subsidiary                                           Organization
----------                                           ------------
Patriot Bank                                         Pennsylvania
Patriot Investment Company                           Delaware
Patriot Commercial Leasing Co., Inc.                 Pennsylvania
Marathon Management Company, Inc.                    Pennsylvania
Patriot Advisors                                     Pennsylvania